As filed with the Securities and Exchange Commission on July 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARIS-TECH LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Yitzhak Modai Street, Rehovot, Israel 7608804

(Address of Principal Executive Offices)

Maris-Tech Ltd. Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204, Newark, DE 19711

Tel: (302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Oded Har-Even, Esq. Angela Gomes, Esq. Ilana Neck Levin, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 Tel: (212)-660-3000	Adv. Reut Alfiah Adv. Gal Cohen Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 22, 2022, Maris-Tech Ltd., or the Registrant, filed a Registration Statement on Form S-8 (File No. 333-262910), or the Original Registration Statement, with the U.S. Securities and Exchange Commission, or the Commission, to register an aggregate of 308,500 ordinary shares, no par value per share, of the Registrant, or Ordinary Shares, that may be issued pursuant to the Maris-Tech Ltd. 2021 Share Option Plan, as amended from time to time, or the Plan.

On October 2, 2023 the Registrant filed a Registration Statement on Form S-8 (File No. 333-274826), or the First Amended Registration Statement, with the Commission, to register an additional 491,500 Ordinary Shares for an aggregate of 800,000 Ordinary Shares that may be issued pursuant to the Plan, as amended from time to time.

On July 1, 2026, the Board of Directors of the Registrant approved an amendment and restatement of the Plan, or the Amended and Restated Plan, to, among other things, (i) change the name of the Plan to the Maris-Tech Ltd. Amended and Restated 2021 Equity Incentive Plan, (ii) revise the share reserve provision to provide that the number of Ordinary Shares available for issuance under the Plan shall be determined by resolution of the Board of Directors from time to time, and (iii) expand the types of equity awards available under the Plan to include restricted shares and restricted share units and make certain related and administrative revisions. The Registrant is filing this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8 to register the additional 1,500,000 Ordinary Shares available for the issuance of awards under the Amended and Restated Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement and First Amended Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement and First Amended Registration Statement, which are being updated by this Registration Statement.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant, with the Commission, are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on May 15, 2026;

(b)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K, filed on May 15, 2026 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), May 18, 2026 (with respect to the first four and the sixth paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), May 22, 2026, May 26, 2026 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), May 26, 2026, June 1, 2026 (with respect to the first four and the sixth paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), June 10, 2026, June 11, 2026, June 23, 2026 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), June 26, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K), and June 30, 2026 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1 to the Report on Form 6-K); and

(c)	The description of the Ordinary Shares, which is contained in the Registrant’s Registration Statement on Form 8-A filed on February 1, 2022 (File No. 001-41260) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.) Israeli counsel to Maris-Tech Ltd.

23.1*	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm and a member firm of EY Global.

23.2*	Consent of Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Israeli counsel to Maris-Tech Ltd. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature page).

99.1*	Maris-Tech Ltd. Amended and Restated 2021 Equity Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, State of Israel, on July 7, 2026.

MARIS-TECH LTD.

By:	/s/ Nir Bussy
	Name:	Nir Bussy
	Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Maris-Tech Ltd., hereby severally constitute and appoint Israel Bar and Nir Bussy, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Israel Bar	Chief Executive Officer and Director	July 7, 2026
Israel Bar	(principal executive officer)

/s/ Nir Bussy	Chief Financial Officer	July 7, 2026
Nir Bussy	(principal financial officer and principal accounting officer)

/s/ Amitay Weiss	Chairman of the Board of Directors and Director	July 7, 2026
Amitay Weiss

/s/ Isabela Marshak	Director	July 7, 2026
Isabela Marshak

/s/ Naama Falach Avrahamy	Director	July 7, 2026
Naama Falach Avrahamy

/s/ Ofer Sela
Ofer Sela	Director	July 7, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Maris-Tech Ltd., has signed this Registration Statement on Form S-8 on July 7, 2026.

/s/ Puglisi & Associates
Puglisi & Associates

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